EXHIBIT (99)



                          NORTHWEST NATURAL GAS COMPANY
                       Certificate Pursuant to Section 906
                         of Sarbanes - Oxley Act of 2002



         Each of the undersigned, MARK S. DODSON, the President and Chief Executive Officer, and BRUCE R. DEBOLT, the Senior Vice President, Finance, and Chief Financial Officer of NORTHWEST NATURAL GAS COMPANY (the "Company"), DOES HEREBY CERTIFY that:

1. The Company's Annual Report on Form 10-K for the year ended December 31, 2002 (the "Report") fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, as amended; and

2. Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

         IN WITNESS WHEREOF, each of the undersigned has caused this instrument to be executed this 24th day of March 2003.


                                         /s/ Mark S. Dodson
                                         ---------------------------------------
                                         President and Chief Executive Officer



                                         /s/ Bruce R. DeBolt
                                         ---------------------------------------
                                         Senior Vice President, Finance,
                                         and Chief Financial Officer